Exhibit 99.2
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED
FINANCIAL INFORMATION
Overview
On February 25, 2011, the merger between FirstEnergy Corp. (FirstEnergy) and Allegheny Energy Inc. (Allegheny) closed. Pursuant to the terms of the Agreement and Plan of Merger (Merger Agreement) by and among FirstEnergy, Element Merger Sub, Inc., a wholly-owned subsidiary of FirstEnergy (Merger Sub) and Allegheny, Merger Sub merged with and into Allegheny with Allegheny continuing as the surviving corporation and a wholly-owned subsidiary of FirstEnergy. As part of the merger, Allegheny stockholders received 0.667 of a share of FirstEnergy common stock for each share of Allegheny common stock outstanding as of the merger closing date and all outstanding Allegheny equity-based employee compensation awards were exchanged for FirstEnergy equity-based awards on the same basis.
The unaudited pro forma condensed combined consolidated financial statements (pro forma financial statements) have been primarily derived from the historical consolidated financial statements of FirstEnergy and Allegheny. The unaudited pro forma condensed combined consolidated statement of income (pro forma statement of income) for the year ended December 31, 2010, gives effect to the merger as if it had been completed on January 1, 2010. The unaudited pro forma condensed combined consolidated balance sheet (pro forma balance sheet) as of December 31, 2010, gives effect to the merger as if it had been completed on December 31, 2010.
The historical consolidated financial information has been adjusted in the pro forma financial statements to give effect to pro forma events that are: (1) directly attributable to the merger; (2) factually supportable; and (3) with respect to the statement of income, expected to have a continuing impact on the combined results of FirstEnergy. The unaudited pro forma financial information includes adjustments to reflect the consummation of the merger, changes in assets and liabilities to record the preliminary estimated fair values and the purchase price as of the date of the merger.
The pro forma financial statements should be read in conjunction with the accompanying notes thereto and should also be read in conjunction with Allegheny’s separate historical consolidated financial statements and accompanying notes attached as Exhibit 99.1 to this Form 8-K/A and FirstEnergy’s separate historical consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2010.
The pro forma financial statements do not reflect any cost savings (or associated costs to achieve such savings) from operating efficiencies, synergies or other actions that are expected to result from the merger.
The pro forma financial statements have been prepared to illustrate the effect of the merger for informational purposes only and are not intended to be indicative of the consolidated results of operations or financial position of FirstEnergy had the merger been completed as of the dates presented, and should not be taken as representative of future results of operations or financial position of the combined company.
The acquisition of Allegheny’s common stock by FirstEnergy in the merger has been accounted for in accordance with the acquisition method of accounting in conformity with U.S. generally accepted accounting principles (GAAP) and the regulations of the Securities and Exchange Commission (SEC). The purchase price was determined on the basis of the fair value on the acquisition date of the shares of FirstEnergy common stock issued in the merger. The purchase price for the pro forma financial statements is based on the closing price of FirstEnergy common stock on the New York Stock Exchange on the latest date prior to the closing, February 24, 2011 ($38.16), and the exchange of each outstanding share of Allegheny common stock for 0.667 of a share of FirstEnergy common stock.
Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the pro forma financial statements. These estimates are subject to change pending further review of the assets acquired and liabilities assumed.

FIRSTENERGY CORP.
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF INCOME
For the Year Ended December 31, 2010

			Pro Forma		Pro Forma
(In millions, except per share amounts)	FirstEnergy	Allegheny	Adjustments	Note 3	Combined
REVENUES:	$13,339	$3,903	$1,327	(a),(w)	$18,569

EXPENSES:
Fuel and purchased power	6,056	1,734	1,459	(b),(w)	9,249
Other operating expenses	2,850	733	(187)	(c), (x),(y)	3,396
Provision for depreciation and amortization, net	1,468	323	(7)	(d)	1,784
General taxes	776	226	—		1,002
Gain on sale of Virginia distribution business	—	(45)	—		(45)
Impairment of long-lived assets	384	—	—		384

Total expenses	11,534	2,971	1,265		15,770

OPERATING INCOME	1,805	932	62		2,799

OTHER INCOME (EXPENSE):

Investment income, net	117	13	—		130
Interest expense	(680)	(316)	80	(e)	(916)

Total other expense	(563)	(303)	80		(786)

INCOME BEFORE INCOME TAXES	1,242	629	142		2,013

INCOME TAXES	482	217	47	(f),(z)	746

NET INCOME	760	412	95		1,267

Noncontrolling interest income (loss)	(24)	—	—		(24)

EARNINGS AVAILABLE TO PARENT	$784	$412	$95		$1,291

BASIC EARNINGS PER SHARE OF COMMON STOCK	$2.58	$2.42			$3.10

WEIGHTED AVERAGE NUMBER OF BASIC SHARES OUTSTANDING	304	170	(57)	(g)	417

DILUTED EARNINGS PER SHARE OF COMMON STOCK	$2.57	$2.42			$3.09

WEIGHTED AVERAGE NUMBER OF DILUTED SHARES OUTSTANDING	305	170	(57)	(g)	418

See accompanying Notes to the Pro Forma Condensed Combined Consolidated Financial Statements, which are an integral part of this statement.

FIRSTENERGY CORP.
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET
As of December 31, 2010

			Pro Forma		Pro Forma
(In millions)	FirstEnergy	Allegheny	Adjustments	Note 3	Combined
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$1,019	$490	$—		$1,509
Receivables	1,568	408	—		1,976
Materials and supplies	638	260	(9)	(h),(i)	889
Prepaid taxes and other	473	358	(178)	(m)	653

	3,698	1,516	(187)		5,027

PROPERTY, PLANT AND EQUIPMENT:
In service, net	18,271	8,134	463	(k),(x)	26,868
Construction work in progress	1,517	1,168	(4)	(k)	2,681

	19,788	9,302	459		29,549

INVESTMENTS:
Nuclear plant decommissioning trusts	1,973	—	—		1,973
Investments in lease obligation bonds	476	—	—		476
Other	553	50	—		603

	3,002	50	—		3,052

DEFERRED CHARGES AND OTHER ASSETS:
Goodwill	5,575	367	662	(l)	6,604
Regulatory assets	1,826	706	(423)	(m)	2,109
Power purchase contract asset	122	—	176	(n)	298
Other	794	135	680	(j), (o),(r)	1,609

	8,317	1,208	1,095		10,620

	$34,805	$12,076	$1,367		$48,248

LIABILITIES AND CAPITALIZATION

CURRENT LIABILITIES:
Currently payable long-term debt	$1,486	$16	$—		$1,502
Short-term borrowings	700	—	—		700
Accounts payable	872	383	83	(y)	1,338
Accrued taxes and other	1,640	392	(10)	(m)	2,022

	4,698	791	73		5,562

CAPITALIZATION:
Common stockholders’ equity-
Common stock	31	213	(202)	(q)	42
Other paid-in capital	5,444	1,988	2,355	(q)	9,787
Treasury stock	—	(2)	2	(q)	—
Accumulated other comprehensive loss	(1,539)	(64)	64	(q)	(1,539)
Retained earnings	4,609	1,307	(1,325)	(q),(x),(y)	4,591

Total common stockholders’ equity	8,545	3,442	894		12,881
Noncontrolling interest	(32)	—	—		(32)

Total equity	8,513	3,442	894		12,849
Long-term debt and other long-term obligations	12,579	4,686	260	(r)	17,525

	21,092	8,128	1,154		30,374

NONCURRENT LIABILITIES:
Accumulated deferred income taxes	2,879	1,654	78	(s),(y)	4,611
Retirement benefits	1,868	597	(8)	(t)	2,457
Asset retirement obligations	1,407	59	—		1,466
Deferred gain on sale and leaseback transaction	959	—	—		959
Power purchase contract liability	466	96	29	(u)	591
Lease market valuation liability	217	—	—		217
Regulatory liabilities	—	513	(111)	(m)	402
Other	1,219	238	152	(o),(p),(v)	1,609

	9,015	3,157	140		12,312

COMMITMENTS, GUARANTEES AND CONTINGENCIES
	$34,805	$12,076	$1,367		$48,248

See accompanying Notes to the Pro Forma Condensed Combined Consolidated Financial Statements, which are an integral part of this statement.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED
FINANCIAL STATEMENTS
Note 1. Basis of Pro Forma Presentation
See the accompanying Overview to the unaudited pro forma condensed combined consolidated financial statements for a description of the merger transaction and the overall presentation of the pro forma financial statements.
The pro forma financial statements have been primarily derived from the historical consolidated financial statements of FirstEnergy and Allegheny. The pro forma statement of income for the year ended December 31, 2010, gives effect to the merger as if it were completed on January 1, 2010. The pro forma balance sheet as of December 31, 2010, gives effect to the merger as if it had been completed on December 31, 2010.
The historical consolidated financial information has been adjusted in the pro forma financial statements to give effect to pro forma events that are: (1) directly attributable to the merger; (2) factually supportable; and (3) with respect to the statement of income, expected to have a continuing impact on the combined results of FirstEnergy. The unaudited pro forma financial information includes adjustments to reflect the consummation of the merger, changes in assets and liabilities to record the preliminary estimated fair values and the purchase price as of the date of the merger.
In accordance with GAAP, acquisition-related transaction costs are not included as a component of consideration transferred, but are accounted for as expenses in the periods in which the costs are incurred. Estimated transaction costs have been excluded from the pro forma statement of income because they represent non-recurring charges directly related to the merger. However, anticipated transaction costs are reflected in the pro forma balance sheet as an increase to accounts payable and a decrease to retained earnings, net of income tax effects.
The pro forma financial statements do not reflect any cost savings (or associated costs to achieve such savings) from operating efficiencies, synergies or other restructuring that are expected to result from the merger. Further, the pro forma financial statements do not reflect the effect of any regulatory actions that may impact future financial results.
Allegheny’s regulated operations are comprised of electric generation, transmission and distribution operations. These operations are subject to the rate-setting authority of the Federal Energy Regulatory Commission, the Maryland Public Service Commission, the Pennsylvania Public Utility Commission, the Virginia State Corporation Commission and the West Virginia Public Service Commission (collectively, the Regulators) and are accounted for pursuant to accounting guidance for regulated operations. The pro forma financial statements have been prepared under the assumption that the merger will not have an impact on the determination of utility service rates for Allegheny’s regulated operations. Any change in the rate-setting practices of the Regulators could have a material effect on FirstEnergy’s financial statements.
The merger is accounted for under the acquisition method of accounting in accordance with GAAP. Under the acquisition method, the total purchase price (consideration transferred) was measured as of the merger date using the market price of FirstEnergy common stock on the latest date prior to closing as described in Note 2, Consideration Transferred and Preliminary Allocation. The Company is accounting for the transaction using FirstEnergy historical information and accounting policies and adding the assets and liabilities of Allegheny as of the merger date at their respective fair values. The assets and liabilities of Allegheny have been measured at fair value based on estimates and assumptions that FirstEnergy’s management believes are reasonable utilizing information as of the merger date. The pro forma adjustments included herein may be revised as additional information becomes available and as additional analyses are performed.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED
FINANCIAL STATEMENTS (CONTINUED)
The estimated fair values of the assets acquired and liabilities assumed as reflected in the pro forma financial statements have been determined based on the accounting guidance under GAAP for fair value measurements — fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.
For purposes of measuring the fair value of regulated property, plant and equipment and regulatory assets acquired and regulatory liabilities assumed, FirstEnergy has determined that the fair values of these items approximates their book values due to historical cost-based ratemaking except for regulatory assets that do not earn a return, for which fair values were determined on a discounted basis. It is expected that current regulated operations will remain in a regulated environment for the foreseeable future and this represents the highest and best use of those assets. Debt costs of Allegheny’s regulated operations are recovered through the application of a rate of return to net assets and liabilities comprising rate base. Because of this indirect cost recovery through utility service rates, the pro forma financial statements include adjustments to reflect long-term debt at estimated fair value. Fair value adjustments relating to certain regulated debt and other assets and liabilities of Allegheny’s regulated operations have been reflected on the pro forma balance sheet with an offsetting regulatory asset or liability based upon the established regulatory authority regarding rate treatment for those specific assets and liabilities.
Note 2. Consideration Transferred and Preliminary Allocation
FirstEnergy acquired all of the outstanding shares of Allegheny’s common stock for shares of FirstEnergy common stock at the fixed exchange ratio of 0.667 of a share of FirstEnergy common stock per share of Allegheny’s common stock. The total consideration transferred was based on the closing price of a share of FirstEnergy common stock on February 24, 2011, the day prior to the date of the merger, and was calculated as follows:

(In millions, except
per share data)
Shares of Allegheny’s common stock outstanding as of February 25, 2011	170
Exchange ratio	0.667

Number of shares of FirstEnergy common stock issued	113
Closing price of FirstEnergy common stock on February 24, 2011	$38.16

Fair value of shares issued by FirstEnergy	$4,327
Fair value of replacement share-based compensation awards relating to pre-merger service	27

Total consideration transferred	$4,354

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED
FINANCIAL STATEMENTS (CONTINUED)
The preliminary allocation of the total consideration transferred to the assets acquired and liabilities assumed includes adjustments for the fair value of coal contracts, energy supply contracts, emission allowances, unregulated property, plant and equipment, derivative instruments, goodwill, intangible assets, long-term debt and deferred income taxes. The preliminary allocation of the purchase price is as follows (in millions):

Current assets	$1,507
Property, plant and equipment	9,704
Investments	50
Goodwill	1,029
Other noncurrent assets	1,330
Current liabilities	(791)
Noncurrent liabilities	(3,529)
Long-term debt and other long-term obligations	(4,946)

$4,354

The preliminary fair values of intangible assets and liabilities recorded as a result of the merger are as follows:

	Fair Value	Weighted Average
	(In millions)	Amortization Period
Below - market contracts:
Energy contracts	$188	10 years
Nonutility generation power purchase contracts	124	25 years
Coal supply contracts	525	8 years

	$837

Above - market contracts:
Nonutility generation power purchase contracts	143	13 years
Coal supply contracts	86	7 years
Gas transportation contract	35	8 years

	$264

The fair value measurements of intangible assets and liabilities were primarily based on significant unobservable inputs and thus represent a level 3 measurement as defined in accounting guidance for fair value measurements.
The fair value of Allegheny’s energy, nonutility generation (NUG) supply and gas transportation contracts, both above-market and below-market, were estimated based on the present value of the above/below market cash flows attributable to the contracts based on the contract type, discounted by a current market interest rate consistent with the overall credit quality of the portfolio. The above/below market cash flows were estimated by comparing the expected cash flow based on existing contracted prices and expected volumes with the cash flows from estimated current market contract prices for the same expected volumes. The estimated current market contract prices were derived considering current market prices, such as the price of energy and transmission, miscellaneous fees and a normal profit margin. The weighted average amortization period was determined based on the expected volumes to be delivered over the life of the contract.
The fair value of coal supply contracts was determined in a similar manner based on market prices of the present value of the above/below market cash flows attributable to the contracts. These contracts will be amortized based on the expected delivery under the respective contracts.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED
FINANCIAL STATEMENTS (CONTINUED)
The following table presents the estimated annual amortization related to intangible assets, net of tax, for 2010-2015:

	Transportation	Energy	NUG	Coal supply
	contract	contracts[1]	contracts[1]	contracts[1]	Total
2010[2]	$(3)	$54	$(6)	$32	$77
2011	(3)	26	(6)	37	54
2012	(3)	5	(6)	37	33
2013	(3)	3	(6)	36	30
2014	(3)	1	(6)	31	23
2015	(3)	1	(6)	31	23

[1]	— Excluding effects of amortization of regulatory asset or liability offsets, where applicable.

[2]	— Represents annualized 2011 post-merger expense recorded in the pro forma income statement.
Note 3. Pro Forma Adjustments and Reporting Reclassifications
The pro forma adjustments included in the pro forma financial statements are as follows:
Adjustments to Pro Forma Condensed Combined Consolidated Statement of Income
(a) Revenue — Represents the amortization of the fair value adjustments for energy contracts acquired in the amount of $86 million.
(b) Fuel and purchased power — Represents the amortization of the fair value adjustment related to Allegheny’s coal supply contracts ($51 million), emission allowances ($5 million), purchased power contracts ($10 million) and gas transportation contract (($4) million), net of amortization of regulatory offset, where applicable.
(c) Pension and other post-retirement costs — The adjustment reflects a decrease in net periodic pension and other post-retirement benefits expense resulting from the elimination of unrecognized pension and other post-retirement benefit losses included in equity (accumulated other comprehensive loss) and regulatory assets on Allegheny’s historical balance sheet.
(d) Provision for depreciation and amortization, net — Represents the net decrease in depreciation expense resulting from the fair value adjustment, both increases and decreases, to Allegheny’s unregulated property, plant and equipment and the impact of conforming to FirstEnergy’s depreciation methods.
(e) Interest expense — Represents the amortization of the fair value adjustment of Allegheny’s third-party debt. The fair value determination of Allegheny’s long-term debt was based on prevailing market interest rates on February 25, 2011 and the adjustment will be amortized as a reduction (in the case of a premium to book value) or an increase (in the case of a discount to book value) to interest expense over the remaining life of the individual debt issues. Amortization related to regulatory assets, where applicable, is recognized as a charge to interest expense.
(f) Income taxes — Adjustment reflects the income tax effect of the fair value adjustments, calculated using an estimated 38% rate, approximating statutory income tax rates.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED
FINANCIAL STATEMENTS (CONTINUED)
(g) Weighted average shares outstanding — Reflects the elimination of Allegheny’s common stock and the issuance of 113 million shares of FirstEnergy common stock. This share issuance does not consider cash paid in lieu of fractional shares. The pro forma weighted average number of basic shares outstanding is calculated by adding FirstEnergy’s weighted average number of basic shares of common stock outstanding during the year ended December 31, 2010, to the number of FirstEnergy shares issued as a result of the merger. The pro forma weighted average number of diluted shares outstanding is calculated by adding FirstEnergy’s weighted average number of diluted shares of common stock outstanding during the year ended December 31, 2010, to the number of FirstEnergy shares issued as a result of the merger. Options outstanding under Allegheny’s equity compensation plans were converted upon completion of the merger into fully vested and exercisable options to purchase FirstEnergy common stock on a basis to preserve the intrinsic value of the options. Stock options that are anti-dilutive have been excluded from the pro forma diluted weighted average shares outstanding.

Year Ended
December 31,
2010
(In millions)
Basic:
FirstEnergy weighted average number of basic shares outstanding	304
Equivalent Allegheny common shares after exchange	113

417

Diluted:
FirstEnergy weighted average number of diluted shares outstanding	305
Equivalent Allegheny common shares after exchange	113

418

Adjustments to Pro Forma Condensed Combined Consolidated Balance Sheet
(h) Emission allowances — Represents an increase to reflect the fair value of Allegheny’s emission allowances at current market prices.
(i) Inventory — Represents a $17 million reduction to Allegheny’s inventory to reflect its fair value on the merger date based on an exit price perspective in accordance with GAAP. In addition, FirstEnergy is finalizing a review of its inventory, in light of the merger, which could result in an impairment of excess inventory, up to $67 million ($42 million after tax), in its post combination financial statements for the first quarter of 2011, which is not reflected in these pro forma financial statements.
(j) Other assets — Reflects the acquisition-date fair value of energy contracts ($136 million) and an increase in derivatives, primarily due to reporting reclassifications ($59 million).
(k) Property, plant and equipment — Includes a net increase of $406 million to record Allegheny’s unregulated property, plant and equipment and computer software to their estimated fair values.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED
FINANCIAL STATEMENTS (CONTINUED)
(l) Goodwill — Reflects the preliminary estimate of the excess of the total consideration (purchase price) over the fair value of Allegheny’s assets acquired and liabilities assumed. The adjustment to goodwill was calculated as follows (in millions):

Total consideration	$4,354
Less: Estimated fair value of net assets acquired	3,325
Less: Allegheny existing goodwill	367

Pro forma goodwill adjustment	$662

     The goodwill resulting from the merger is estimated to be $1,029 million.
(m) Regulatory assets and liabilities — Reflects the adjustment to eliminate as of December 31, 2010, the regulatory asset ($384 million) associated with Allegheny’s unrecognized losses related to its pension and other post-retirement benefit plans, the recognition of regulatory assets related to the long-term debt fair value adjustments where the historical recovery of debt costs is directly related to the actual cost of debt, and offsetting regulatory assets or liabilities for fair value adjustments and reporting reclassifications included herein based upon the established regulatory authority regarding rate treatment for those specific assets and liabilities. We estimate that future amortization related to those adjustments for 2010-2015 will be as follows:

Annual
Amortization,
Net of Tax
2010[1]	$7
2011	7
2012	4
2013	5
2014	3
2015	2

[1] - Represents annualized 2011 post-merger expense recorded in the pro forma income statement.

(n) Power purchase contract asset— Represents the adjustment to reflect the fair value of Allegheny’s below-market power purchase contracts.

(o) Coal contracts — Represents the adjustment to reflect the fair value of Allegheny’s coal contracts based on the current market prices of expected future coal deliveries ($525 million and $86 million recorded as other assets and liabilities, respectively).

(p) Other liabilities — Reflects the fair value of a gas transportation contract ($35 million) and an increase in derivative liabilities, primarily due to reporting reclassifications ($27 million).

(q) Equity — Reflects the elimination of Allegheny’s historical equity balances and the issuance of 113 million shares of FirstEnergy common stock in the merger.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED
FINANCIAL STATEMENTS (CONTINUED)
(r) Debt — In connection with the merger, FirstEnergy assumed all of Allegheny’s outstanding debt. The pro forma adjustments represent the fair value adjustment ($260 million) of Allegheny’s debt based on prevailing market prices as of February 25, 2011, and the elimination of unamortized debt issuance costs ($36 million) from other assets as of December 31, 2010. We estimate that future amortization of the fair value adjustment for 2010-2015 will be as follows:

Annual
Amortization,
Net of Tax
2010[1]	$54
2011	35
2012	30
2013	18
2014	11
2015	9

[1]	- Represents annualized 2011 post-merger expense recorded in the pro forma income statement.
(s) Accumulated deferred income taxes — Represents the estimated deferred tax liability, based on FirstEnergy’s estimated post-merger composite statutory tax rate of 38%, multiplied by the fair value adjustments recorded to the assets acquired and liabilities assumed, excluding goodwill. This estimated tax rate is different from FirstEnergy’s effective tax rate for the year ended December 31, 2010, which includes other tax charges or benefits, and does not take into account any historical or possible future tax events that may impact the combined company. This calculation is partially offset by state unitary tax adjustments of approximately $32 million recorded on the merger date.
(t) Retirement benefits — Reflects the adjustment resulting primarily from the actuarial valuation of Allegheny’s retirement benefit plans measured as of the merger date.
(u) Power purchase contract liability — Represents the adjustment to reflect the merger date fair value of above-market power purchase contracts assumed.
(v) Environmental liabilities — Reflects the adjustment to recognize the fair value of environmental remediation liabilities assumed by FirstEnergy of $5 million.
Reporting Reclassifications and Non-Recurring Costs
Based on the amounts reported in the consolidated statements of income and balance sheets of FirstEnergy and Allegheny, certain financial line items included in Allegheny’s historical presentation have been reclassified to correspond to FirstEnergy’s historical presentation. These reclassifications have no impact on the historical operating income, net income, earnings available to parent, total assets, liabilities or stockholders’ equity reported by FirstEnergy or Allegheny. In addition, based on FirstEnergy’s review of Allegheny’s significant accounting policies FirstEnergy has reclassified Allegheny’s historical results to conform to FirstEnergy’s policies.
(w) Adjustment to reclassify approximately $1.4 billion of Allegheny’s PJM Interconnection L.L.C (PJM) charges from revenues to fuel and purchased power expenses to conform to FirstEnergy’s policy with respect to netting PJM revenues and charges. These PJM charges were classified within revenues in Allegheny’s historical financial statements.
(x) Adjustment to reflect allocation of a portion of Allegheny’s administrative and general costs to capital projects, to conform with FirstEnergy’s accounting policy.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED
FINANCIAL STATEMENTS (CONTINUED)
(y) Adjustment to exclude transaction costs related to the merger of $105 million incurred during the year ended December 31, 2010 from the pro forma income statement. Additional estimated transaction costs related to the merger of $83 million incurred after December 31, 2010, have been shown as a decrease to retained earnings on an after tax basis to reflect the impact of accounting guidance applicable to business combinations, which requires that these costs be expensed. Transaction costs have been excluded from the pro forma income statement as they reflect non-recurring charges directly related to the merger.
(z) Adjustment to reflect the related income tax effect of the reporting reclassifications, calculated using actual taxes incurred on transaction costs and an estimated 38% rate on non-transaction costs, approximating statutory income tax rates.